Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors National Commerce Financial Corporation:

We consent to the incorporation by reference of our report dated January 23, 2004, into the previously filed Registration Statements on Form S-3 (Nos. 333-118382, 333-73368 and 333-46123) and on Form S-8 (Nos. 333-118963, 333-114625, 333-106638, 333-86306, 333-86330, 333-69331, 333-43348, 333-91521, 333-50719 and 033-58723) of SunTrust Banks, Inc., with respect to the consolidated balance sheets of National Commerce Financial Corporation (the “Company”) and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows, for each of the years in the three-year period ended December 31, 2003, which report appears in the Current Report on Form 8-K/A of SunTrust Banks, Inc. to be filed with the Securities and Exchange Commission on November 12, 2004. Our report refers to the fact that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets effective January 1, 2002.

KPMG LLP

Memphis, Tennessee

November 9, 2004